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                                                                EXHIBIT 10.20


                     FIRST AMENDMENT TO SUBLEASE AGREEMENT

        THIS AMENDMENT (the "Amendment") entered into as of the 8th day of September, 1994, between COMPUTER ASSOCIATES INTERNATIONAL, INC., (hereinafter called "Sublandlord"), as successor-in-interest to Ask Computer Systems, and VIEWSTAR CORPORATION (hereinafter called "Subtenant") hereby amends and modifies the Sublease entered into between Sublandlord and Subtenant dated October 8, 1993 (the "Sublease"). Capitalized terms used herein shall have the same meaning assigned to such terms in the Sublease, unless otherwise defined herein.


                              W I T N E S S E T H

        WHEREAS, Subtenant desires to exercise part of its option under Article 13 of the Sublease to expand the Subleased Premises to include an additional 4,416 rentable square feet ("Expansion Space");

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Article 1A entitled SUBLEASED PREMISES is hereby deleted in its entirety and replaced with the following:

        "Subleased Premises: Sublandlord hereby subleases to Subtenant, and Subtenant subleases from Sublandlord, a total of 48,416 square feet of Rentable Area consisting of the entire second floor of the Master Premises and approximately 17,652 square feet of Rentable Area located on the first floor of the Master Premises, in the location and configuration as shown on that floor plan ("Floor Plan") attached hereto as Exhibit "B-1" (the "Subleased Premises"). As used herein, the term "Rentable Area" shall have the meaning ascribed to it by the Master Lease, pursuant to the application of Section 6.A hereof."

2. For the purposes of the Expansion Space, the Commencement Date of this Sublease shall be September 9, 1994 ("Expansion Commencement Date"), and the Sublease shall terminate in accordance with the terms of the Sublease. The Expansion Space shall be in "as in" condition. Any references in the Sublease to improvements shall not be applicable to this Amendment.

3. Article 3 entitled RENT is hereby amended by adding the following as Articles A-1 and B-1:

        "A-1.  Base Monthly Rent For Expansion Space During Initial Sublease
        Term:
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        Commencing on the Expansion Commencement Date, and thereafter on the first (1st) day of each calendar month occurring thereafter during the remainder of the Sublease Term, Subtenant shall pay to Sublandlord the following sum as Base Monthly Rent in addition to the Base Monthly Rent set forth in Article 3A. Any reference to Base Monthly Rent in the Sublease shall be deemed to include these amounts:

        (1) $1.160 per square foot of Expansion Space within the Subleased Premises for the period commencing on the Expansion Commencement Date and continuing until March 31, 1995;

        (2) $1.305 per square foot of Expansion Space within the Subleased Premises for the period commencing April 1, 1995 and continuing until March 31, 1998;

        (3) $1.468 per square foot of Expansion Space within the Subleased Premises for the period commencing April 1, 1998 and continuing until the expiration of the initial Sublease Term. Subtenant's obligation to pay rent shall be prorated at the commencement and termination of the Sublease Term.

        B-1.    Base Monthly Rent for Expansion Space During Option Period:

        If the option to extend granted by Section 2.C hereof is exercised, the Base Monthly Rent payable for the Expansion Space during the option period shall be the following, in addition to the Base Monthly Rent set forth in Article 3B:

        (1) $1.468 per square foot of Expansion Space within the Subleased Premises for the period commencing June 1, 1999 and continuing until March 31, 2001;

        (2) $1.651 per square foot of Expansion Space within the Subleased Premises for the period commencing April 1, 2001 and continuing until March 31, 2004;

        (3) $1.857 per square foot of Expansion Space within the Subleased Premises for the period commencing April 1, 2004 and continuing until September 30, 2004."

4. Article 3D is amended by changing the fraction set forth in the third sentence thereof from 44,000/58,318 to 48,416/58,318.

5. The following language is added after the first sentence of Article 4 of the Sublease:

        "In addition, upon execution of the First Amendment to the Sublease, Subtenant shall deposit with Sublandlord Five Thousand, One Hundred and Twenty-Two and 56/100 Dollars ($5,122.56) in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease."
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6.      Article 6(y) of the Sublease is amended by changing the address of the
Sublandlord to:

        Computer Associates International, Inc.
        One Computer Associates Plaza
        Islandia, New York 11788-7000
        Attn: Senior Vice President - Facilities with another copy to the same address: Attn. Legal Department

7. Article 13 of the Sublease is hereby amended to reduce the remaining optional Expansion Space to approximately 10,000 rentable square feet as a result of this Amendment.

8. The Sublease, as amended by this First Amendment to Sublease, and the Exhibits thereto, contains the entire agreement between the parties hereto and there are no agreements, warranties, or representations which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

9. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original but all of which together constitute one and the same instrument.


Executed the date first above written.


COMPUTER ASSOCIATES                             VIEWSTAR CORPORATION
INTERNATIONAL, INC.

By:   [SIG]                                     By:   /s/ STEPHEN E. RECHT
    ---------------------------                     ---------------------------

  [ILLEGIBLE] Poznanski                           Stephen E. Recht
-------------------------------                 -------------------------------

  Sr. Vice President                              Vice President/CEO
-------------------------------                 -------------------------------
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                              [FLOOR PLAN DIAGRAM]




                          1101 MARINA VILLAGE PARKWAY
                               ALAMEDA, CA 94501
                                   1st FLOOR



[ ] 4,416 Square Feet
    Added Space

[ ] 44,000 Square Feet
    Currently Leased by Viewstar
    (includes also: all of 2nd floor)

[ ] Approx. 10,000 Square Feet
    Option Space 1st Floor







                                  EXHIBIT B-1